Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT



We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-64605) of Applied Cellular Technology, Inc. of our report, dated February 24, 1998, on Applied Cellular Technology, Inc. and Subsidiaries, included in Applied Cellular Technology, Inc.'s Form 10-K for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.




                                               RUBIN, BROWN, GORNSTEIN & CO. LLP

St. Louis, Missouri
December 2, 1998